EXHIBIT 11


                          BIOGEN, INC. and SUBSIDIARIES

                        Computation of Earnings Per Share

(in thousands, except per share amounts)

                                         1995          1994          1993

Primary earnings (loss) per share

Weighted average number of
 shares outstanding..................     33,975        32,774        31,972
Shares deemed outstanding from
 the assumed exercise of stock
 options and warrants................      2,470            --         2,748
                                        --------      --------      --------
Total................................     36,445        32,774        34,720
                                        ========      ========      ========

Net income (loss)....................  $   5,660     $  (4,897)    $  32,417
                                        ========      ========      ========
Primary earnings (loss) per
 Share of common stock...............  $    0.16     $   (0.15)    $    0.93
                                        ========      ========      ========

Fully diluted earnings (loss) per share (a)

Weighted average number of
 shares..............................     33,975        32,774        31,972
Shares deemed outstanding from
 the assumed exercise of stock
 options and warrants................      2,544            --         3,152
                                        --------      --------      --------
Total................................     36,519        32,774        35,124
                                        ========      ========      ========

Net income (loss)....................  $   5,660     $  (4,897)    $  32,417
                                        ========      ========      ========
Fully diluted earnings (loss)
 per share of common stock...........  $    0.16     $   (0.15)    $    0.92
                                        ========      ========      ========




(a)  This calculation is submitted in accordance with Regulation S-K item 601 (b) (ll) although not required by Footnote 2 to Paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.